UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2013

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 236-5211

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The sole purpose of this amendment on Form 8-K/A to the Current Report on Form 8-K (the “Original Form 8-K”) filed on October 31, 2013 by Banc of California, Inc. is to correct the items used in the Original Form 8-K by reporting under Item 8.01 the information that was reported under Item 2.01 in the Original Form 8-K, and by amending and restating Item 9.01 to remove the information provided under sub-items (a) and (b) of Item 9.01 in the Original Form 8-K. This Form 8-K/A should be read together with the Original Form 8-K, which otherwise remains unchanged.

Item 8.01 Other Events.

On October 31, 2013, the Company completed the Merger, which became effective at 11:59 p.m. Pacific time. As described under Item 1.01 of this Report, because the Merger closed before January 1, 2014, $3,150,000 of the cash consideration was replaced with a noninterest-bearing note due January 2, 2014 issued by the Company to Mr. Seabold on October 31, 2013. The disclosures set forth under Item 1.01 of this Report are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of October 25, 2013, by and among Banc of California, Inc., Banc of California, National Association, CS Financial, Inc., the stockholders of CS Financial, Inc. and Jeffrey T. Seabold, as the Sellers’ Representative (included as Exhibit 2.1 to the Current Report on Form 8-K filed by Banc of California, Inc. on October 31, 2013 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

Date: February 10, 2014	By:	/s/ Richard Herrin
Richard Herrin
Executive Vice President, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 25, 2013, by and among Banc of California, Inc., Banc of California, National Association, CS Financial, Inc., the stockholders of CS Financial, Inc. and Jeffrey T. Seabold, as the Sellers’ Representative (included as Exhibit 2.1 to the Current Report on Form 8-K filed by Banc of California, Inc. on October 31, 2013 and incorporated herein by reference)

4